United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 12, 2024

Date of Report (Date of earliest event reported)

DT Cloud Star Acquisition Corporation

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-42167	n/a
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Floors 1 through 3, 175 Pearl Street Brooklyn, New York	11201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (718) 865-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Ordinary Share, $0.0001 par value per share, and one Right	DTSQU	The Nasdaq Stock Market LLC
Ordinary Shares	DTSQ	The Nasdaq Stock Market LLC
Rights, each entitling the holder to receive one-ninth (1/9) of one Ordinary Share	DTSQR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On September 12, 2024, DT Cloud Star Acquisition Corporation (the “Company”) issued a press release, a copy of which is attached as Exhibit 99.1 to this current report on Form 8-K, announcing that the holders of the Company’s units (the “Units”) may elect to separately trade the underlying component securities of the Units commencing on September 16, 2024. Each Unit consists of one ordinary share (“Ordinary Share”) and one right to receive one-ninth (1/9) of one Ordinary Share upon the consummation of an initial business combination (“Right”). Those Units not separated will continue to trade on the Nasdaq Global Market (the “Nasdaq”) under the symbol “DTSQU,” and each of the Ordinary Shares and Rights that are separated will trade on the Nasdaq under the symbols “DTSQ” and “DTSQR,” respectively. Holders of Units will need to have their brokers contact VStock Transfer LLC, the Company’s transfer agent, in order to separate the holders’ Units into Ordinary Shares and Rights.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release, dated September 12, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 12, 2024

DT CLOUD STAR ACQUISITION CORPORATION

By:	/s/ Bian Fan
Name:	Bian Fan
Title:	Chief Executive Officer